                                                                     EXHIBIT 4.6

                              NOTATION OF GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 17, 2002 (the "Indenture") among Synagro Technologies, Inc., (the "Company"), the Guarantors listed on
Schedule I thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                 SYNAGRO MIDWEST, INC.,
                 SYNAGRO OF MICHIGAN, INC.,
                 SYNAGRO OF WISCONSIN, INC.,
                 SYNAGRO OF MINNESOTA - REHBEIN, INC.,
                 SYNAGRO MIDWEST - ENVIROLAND, INC.,
                 SYNAGRO SOUTHWEST, INC.,
                 SYNAGRO OF TEXAS-CDR, INC.,
                 SYNAGRO OF TEXAS-VITAL-CYCLE, INC.,
                 SYNAGRO SOUTHEAST, INC.,
                 SYNAGRO OF NORTH CAROLINA-EWR, INC.,
                 SYNAGRO OF NORTH CAROLINA-AMSCO, INC.,
                 SYNAGRO OF FLORIDA - A&J, INC.,
                 SYNAGRO OF FLORIDA - ANTI-POLLUTION, INC.,
                 SYNAGRO OF FLORIDA - DAVIS WATER, INC.,
                 SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.,
                 SYNAGRO NORTHEAST, INC.,
                 COMPOSTING CORPORATION OF AMERICA,
                 ORGANI-GRO, INC.,
                 ST INTERCO, INC.,
                 ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC., SYNAGRO MID-ATLANTIC, INC.,
                 SYNAGRO WEST, INC.,
                 SYNAGRO COMPOSTING COMPANY OF CALIFORNIA, INC.,
                 SYNAGRO OF CALIFORNIA, INC.,
                 NEW ENGLAND TREATMENT COMPANY, INC.,
                 FAIRHAVEN RESIDUAL SYSTEMS, INC.,
                 NETCO-CONNECTICUT, INC.,
                 NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.,
                 NETCO-WATERBURY SYSTEMS, INC., F/K/A NETCO-WATERBURY, INC., NEW HAVEN RESIDUALS SYSTEMS, INC.,
                 RESIDUAL TECHNOLOGIES SYSTEMS, INC.,
                 RESIDUALS PROCESSING, INC.,
                 FUTURE - TECH ENVIRONMENTAL SERVICES, INC.,
                 SYNAGRO - WWT, INC.,
                 SOARING VISTA PROPERTIES, INC.,
                 NYOFCO HOLDINGS, INC.,
                 SYNAGRO - WCWNJ, INC.,
                 SYNAGRO - BALTIMORE, L.L.C.,
                 SYNAGRO DIGESTION, INC., AND
                 SYNAGRO TEXAS, INC.,

                 By:  /s/ Alvin L. Thomas II
                    --------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 RESIDUAL TECHNOLOGIES, LIMITED PARTNERSHIP

                 By Residuals Technologies Systems, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 FAIRHAVEN RESIDUALS, LIMITED PARTNERSHIP

                 By Fairhaven Residuals Systems, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 NETCO-WATERBURY, LIMITED PARTNERSHIP

                 By NETCO-Waterbury Systems, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 NETCO-RESIDUALS MANAGEMENT, LIMITED PARTNERSHIP

                 By NETCO-Residuals Management Systems, Inc, its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 NEW HAVEN RESIDUALS, LIMITED PARTNERSHIP

                 By New Haven Residuals Systems, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 PROVIDENCE SOILS, LLC

                 By:  /s/ Alvin L. Thomas II
                    ---------------------------------
                    Alvin L. Thomas II, Manager

                 SYNAGRO MANAGEMENT, L.P.

                 By Synagro Texas, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 NEW YORK ORGANIC FERTILIZER COMPANY

                 By Synagro - WWT, Inc., its general partner

                 By:  /s/ Alvin L. Thomas II
                    ------------------------------------------------------------
                    Name:  Alvin L. Thomas II
                    Title:  Secretary

                 ATLANTA RESIDUALS COMPANY, LLC

                 By:  /s/ Mark Rome
                    ------------------------------------------------------------
                    Name:  Mark Rome
                    Title:  Vice-President

                 SYNAGRO DELAWARE, INC.

                 By:  /s/ Mark B. McCormick
                    ------------------------------------------------------------
                    Name:  Mark B. McCormick
                    Title:  Secretary